For Immediate Release

For further information, contact
Doug Craney (708) 450-3117

Alberto-Culver Stockholders Approve Transaction to Separate Company

Melrose Park, IL, (November 10, 2006) - Alberto-Culver Company (NYSE: ACV) announced that its stockholders approved the proposal to separate the Company into two separate publicly-traded companies. The proposal was approved by approximately 83% of the issued and outstanding shares of Alberto-Culver common stock entitled to vote and approximately 99% of the votes cast were in favor of the transaction.

The Company received a favorable private letter ruling from the Internal Revenue Service concerning this transaction yesterday. Assuming the satisfaction of all remaining closing conditions, Alberto-Culver expects to complete the transaction on November 16, 2006.

As a result of the transactions, Alberto-Culver will separate into two separate publicly-traded companies: new Alberto-Culver, which will operate the Company’s consumer products business, and Sally Beauty Holdings, Inc., which will operate the Company’s Sally/BSG distribution business. Shareholders will also receive a $25.00 per share special cash dividend. The shares of each company’s common stock have been authorized for listing on the New York Stock Exchange. Beginning on the day following completion of the transactions, new Alberto-Culver will be traded under the same symbol as old Alberto-Culver, “ACV,” and Sally Beauty Holdings will be traded under the symbol “SBH.”

The NYSE has informed Alberto-Culver that, assuming a November 16, 2006 closing date, the stock of new Alberto-Culver, Sally Beauty Holdings and old Alberto-Culver will trade as follows:

•	Shares of old Alberto-Culver will continue to trade on the NYSE under the symbol “ACV” up to and including November 16, 2006.

•	The NYSE will establish when-issued trading markets for the stock of new Alberto-Culver and Sally Beauty Holdings beginning on November 13, 2006 under the symbols “ACV wi” and “SBH wi”, respectively.

•	When-issued trading in the stock of new Alberto-Culver and Sally Beauty Holdings will end on the close of trading on November 16, 2006.

•	Following November 16, 2006, shares of old Alberto-Culver will no longer trade on the NYSE or any other market.

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•	Regular trading in the stock of new Alberto-Culver and Sally Beauty Holdings will begin on November 17, 2006 under the symbols “ACV” and “SBH,” respectively.

Accordingly, if you sell your shares of old Alberto-Culver on or prior to November 16, 2006, you will not receive shares of new Alberto-Culver or Sally Beauty Holdings or the $25.00 per share special cash dividend.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based upon the current beliefs and expectations of Alberto-Culver’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: risks inherent in acquisitions, divestitures and strategic alliances; the pattern of brand sales; loss of distributorship rights; competition within the relevant product markets; loss of one or more key employees; sales by unauthorized distributors in Alberto-Culver Company’s exclusive markets; the effects of a prolonged United States or global economic downturn or recession; changes in costs; the costs and effects of unanticipated legal or administrative proceedings; health epidemics; adverse weather conditions; and variations in political, economic or other factors such as currency exchange rates, inflation rates, interest rates, tax changes, legal and regulatory changes or other external factors over which Alberto-Culver has no control. In addition, the following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements with respect to the benefits of the proposed transaction involving Alberto-Culver and CDRS Acquisition LLC, which will separate Alberto-Culver’s consumer products business and its Sally/BSG beauty supply distribution business: the risk that the businesses will not be separated successfully or cost effectively; disruption from the transaction making it more difficult to maintain relationships with clients, employees or suppliers; inability to satisfy all of the closing conditions to complete the transaction; and events that negatively affect the intended tax free nature of the portion of the transaction related to the distribution of shares of a new company formed to hold the consumer products business of Alberto-Culver. These forward-looking statements speak only as of the date of this press release, and there is no undertaking to update or revise them as more information becomes available. Additional factors that could cause Alberto-Culver’s results to differ materially from those described in the forward-looking statements can be found in the Company’s 2005 Annual Report on Form 10-K and the Proxy Statement/Prospectus-Information Statement filed by Alberto-Culver on October 13, 2006, in each case on file with the SEC and available at the SEC’s internet site (http://www.sec.gov).